Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Syngenta Share Plan for Non-Executive Directors of our report dated February 9, 2005, with respect to the consolidated financial statements of Syngenta AG included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Ernst & Young Ltd.

/s/ Jüng Zürcher	/s/ Richard Graber
Swiss Certified Accountant	Swiss Certified Accountant
(in charge of the audit)

Basel, Switzerland
December 16, 2005

Exhibit 23.1-1